UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Exhibit 99.1

Canopy Growth Reports Third Quarter Fiscal Year 2024 Financial Results; Achieves Third Quarter of Sequential Revenue Growth across Canada Cannabis Businesses and a Record Quarter for Medical Sales

Canada adult-use cannabis business-to-business net revenue up 9% year-over-year; Canada medical cannabis net revenue up 11% year-over-year

Focused execution drove sustained margin improvement with second quarter of consolidated gross margins exceeding 30%

Canopy USA strategy moving forward; special shareholder meeting scheduled for April 12, 2024

SMITHS FALLS, ON, February 9, 2024 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX:WEED) (Nasdaq: CGC) today announces its financial results for the third quarter ended December 31, 2023. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

•
Achieved consolidated gross margins of 36% in Q3 FY2024, with Canada cannabis gross margins increasing to 28% in Q3 FY2024, up from (11)% in Q3 FY2023.
•
Excluding the impact of the divestiture of the Canada national retail business in Q3 FY2023, Q3 FY2024 consolidated net revenue grew by 6% year-over-year. Delivered Q3 FY2024 consolidated net revenue of $79MM representing a decline of 7% year-over-year.
•
Rest-of-World cannabis revenue in Q3 FY2024 increased 81% year-over-year, led by continued strong growth in Australia, return to growth in Europe driven by new products and improved sales execution, and lapping negative revenue impacts in non-core markets during the prior year.
•
Storz & Bickel® net revenue in Q3 FY2024 increased 54% sequentially driven by strong sales of the new VENTY portable vaporizer, traditionally strong seasonal sales, including the most successful Black Friday sales event in the brand’s 20-year history.
•
Free cash flow from continuing operations of $(34)MM in Q3 FY2024, representing a 57% improvement year-over-year.
•
Cash and short-term investments balance of $186MM as at December 31, 2023. Reduced overall debt by $69MM during Q3 FY2024.
•
Management reaffirms expectation to achieve positive Adjusted EBITDA in each business unit exiting FY2024.

“This is the dawn of a new era at Canopy Growth. We’re singularly focused on cannabis and demonstrating growth across all of our business units. With our Canopy USA strategy now moving forward, we expect to be the first and only U.S. listed company offering shareholders a unique opportunity to gain exposure to the fastest growing cannabis market in the world."

David Klein, Chief Executive Officer

"Our Q3 FY2024 results demonstrate the substantial improvement in profitability and reduction in cash burn compared to the previous year as well as Q2 FY2024. Our right-sized business is consistently delivering profitability improvements as well as sequential growth. These results, paired with our ongoing actions to strengthen Canopy Growth's balance sheet, reinforce our confidence in continued performance along this path for a sustainable, profitable future.”

Judy Hong, Chief Financial Officer

Third Quarter Fiscal 2024 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss from continuing operations	Adjusted EBITDA[2]	Free cash flow[3]

Reported	$78.5	36%	36%	$(230.3)	$(9.0)	$(33.9)
vs. Q3 FY2023	(7%)	3,000 bps	2,700 bps	(2%)	82%	57%

- 1

1 Adjusted gross margin is a non-GAAP measure, and for Q3 FY2024 excludes $nil of restructuring cost recorded in cost of goods sold (Q3 FY2023 - excludes $2.0 MM of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures" and Schedule 4 for a reconciliation of net revenue to adjusted gross margin.

2 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 5 for a reconciliation of net loss to Adjusted EBITDA.

3 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 6 for a reconciliation of net cash used in operating activities to free cash flow.

Financial Highlights
•
Canada adult-use cannabis business-to-business revenue increased 9% year-over-year to $23MM in Q3 FY2024 driven by growth in the large format products of Tweed flower as well as the addition of the Wana® brand edibles to the portfolio.

•
Canadian medical cannabis generated record net revenue in Q3 FY2024, with revenue increasing 11% compared to the prior year primarily attributable to an increase in the average size of medical orders placed by our customers. Canadian medical cannabis revenue increase was due largely to a shift in our customer mix and a larger assortment of cannabis product choices offered to our customers.

•
Canada cannabis segment gross margins improved to 28% in Q3 FY2024, compared to (11)% in Q3 FY2023, driven by lower excess and obsolete inventory charges, lower operating costs resulting from the cost reduction actions taken to date, and the opportunistic use of lower cost inputs.

•
Despite a decrease in revenues compared to Q3 FY2023, Storz & Bickel® net revenue in Q3 FY2024 increased 54% sequentially driven by strong sales of the new VENTY portable vaporizer, traditionally strong seasonal sales, including the brand's most successful Black Friday sales event to date. Gross margins improved to 51% in Q3 FY2024, compared to 45% in Q3 FY2023, driven primarily by lower input costs and a positive shift in product mix to higher-margin newly launched products.

• Selling, general and administrative expenses were $54MM in Q3 FY2024, down from $90MM in Q3 FY2023.
•
Operating loss from continuing operations of $60MM in Q3 FY2024, compared to a loss of $113MM in Q3 FY2023. Adjusted EBITDA loss was $9MM in Q3 FY2024, representing an improvement of 82% compared to the $50MM Adjusted EBTIDA loss in Q3 FY2023, the narrowest loss since FY2017, driven primarily by lower operating costs resulting from the cost reduction actions taken to date.

Business Highlights
Demand for quality products driving profitable growth of Canada cannabis business
• The Company held its ranking of top 3 supplier of cannabis flower[4] in British Columbia and added over 900 points of distribution nationally for flower in Q3 FY2024.
•
The Company's re-introduction of Wana® brand cannabis edibles in Q3 FY2024 has re-established robust distribution nationally and returned distribution to growth in Ontario driven by key accounts. Wana® brand cannabis gummies delivered top 3 and 4 market share in British Columbia and Ontario, respectively.

Strong demand for proven flower strains is driving growth in our Rest-of-World medical cannabis business
• Canopy Growth's Australian medical cannabis business has generated 12 straight quarters of revenue growth.
•
Shipments of proven Canadian strains Kush Mints, Tiger Cake and OG Delux, and increased engagements with medical practitioners contributed to growth in the Australian and German medical cannabis markets in Q3 FY2024.

Strong demand for new Storz & Bickel® Venty portable vaporizer helped drive strong sequential revenue growth
•
Demand for the new Venty vaporizer, a device priced at the top of the range for comparable portable devices, has exceeded expectations, and a second production shift was added to help meet demand. In the critical holiday sales window of December 2023, the Venty vaporizer was Storz & Bickel®'s best-selling device, selling approximately double the number of the next highest‑selling device.

• The Venty vaporizer has been positively reviewed by leading vape and vaporizer-related publications and influencers.[5]
• Black Friday sales were the most successful in Storz & Bickel®’s over 20-year history with device sales increasing 55% over the number of devices sold during the prior year's Black Friday event.

- 2

4 Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by third-party data providers and government agencies

5 i) https://vapeguy.com/reviews/venty-review/; ii) https://www.gearpatrol.com/home/a45999382/storz-and-bickel-venty-review/;

iii) https://www.vaporizerwizard.com/reviews/vaporizers/portable/venty/; iv) https://www.planetofthevapes.com/blogs/blog/venty-vaporizer-review

Advancing Canopy USA, LLC (“Canopy USA”) strategy with special shareholder meeting scheduled for April 12, 2024
•
The Company expects to file its definitive proxy statement with the U.S. Securities and Exchange Commission ("SEC") on or about February 13, 2024 and to host a special meeting (the “Special Meeting”) of the Company’s shareholders (the “Shareholders”) on April 12, 2024. At the Special Meeting, Shareholders will be asked to consider a special resolution authorizing an amendment to its articles of incorporation to, among other things, create a new class of non-voting, non-participating exchangeable shares in the capital of the Company (the “Exchangeable Shares”).

•
Upon creation of the Exchangeable Shares, and Canopy USA’s acquisition of U.S. THC businesses, the Company’s investors are expected to have an opportunity to participate in the U.S. cannabis market through Canopy Growth’s non-controlling interest in Canopy USA.

- 3

Third Quarter Fiscal 2024 Revenue Review6

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q3 FY2024	Q3 FY2023	Vs. Q3 FY2023
Canada cannabis
Canadian adult-use cannabis
Business-to-business[7]	$23.4	$21.5	9%
Business-to-consumer	$-	$11.0	(100%)
	$23.4	$32.5	(28%)
Canadian medical cannabis[8]	$15.6	$14.1	11%
	$39.0	$46.6	(16%)

Rest-of-world cannabis[9]	$10.5	$5.8	81%
Storz & Bickel	$18.5	$20.2	(8%)
This Works	$8.2	$8.3	(1%)
Other	$2.3	$3.9	(41%)

Net revenue	$78.5	$84.8	(7%)

The Q3 FY2024 and Q3 FY2023 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

Board of Directors Appointment

The Company also announced that Robert L. Hanson has resigned from Canopy Growth’s Board of Directors (the “Board”), effective as of February 6, 2024. As part of the advancement of Canopy USA, and the expected departure of CBI (as defined below) appointed Board members following the creation of the Exchangeable Shares, Canopy Growth is pleased to announce the appointment of two new Board members, Willy Kruh and Luc Mongeau, to the Company’s Board, effective as of February 7, 2024.

Willy Kruh – Director, Member of the Audit Committee
Willy J. Kruh CPA, CA, MBA, is a retired Partner and Global (and Canadian) Chairman of Consumer and Retail at KPMG LLP, with over 35 years of experience. As a recognized and trusted, advisor, consultant, and auditor, Willy has been instrumental in shaping the financial landscape of leading consumer packaged goods ("CPG"), retail, food, and beverage, multinational corporations, offering strategic guidance and invaluable insights to industry leaders in North America and globally. Willy brings wide ranging financial as well as consumer and retail industry experience to the Board.

Luc Mongeau – Director, Member of the Corporate Governance, Compensation & Nominating Committee

Luc Mongeau is a seasoned executive with over 25 years of experience spearheading multi-billion-dollar CPG companies throughout North America, including Weston Foods, Mars and Mars Petcare. An established leader with a demonstrated track record of marketing and sales agility, Luc has consistently delivered transformative growth and operational excellence in brand led businesses. Luc brings his extensive experience in business transformation and strategic leadership to the Board.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 10:00 AM Eastern Time on February 9, 2024.

Webcast Information

A live audio webcast will be available at https://app.webinar.net/GZqr9ALP1XV

Replay Information

A replay will be accessible by webcast until 11:59 PM Eastern Time on May 9, 2024 at https://app.webinar.net/GZqr9ALP1XV

- 4

6 In Q3 FY2024, we are reporting our financial results for the following four reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; and (iv)
This Works. On December 18, 2023, the Company completed the sale of This Works and as of such date, the results of This Works are no longer included in the Company’s financial results. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.
7 For Q3 FY2024, amount is net of excise taxes of $9.7 MM and other revenue adjustments of $1.1 MM (Q3 FY2023 - $10.8 MM and $2.0 MM, respectively).
8 For Q3 FY2024, amount is net of excise taxes of $1.8 MM (Q3 FY2023 - $1.3 MM).
9 For Q3 FY2024, amount reflects other revenue adjustments of $0.3 MM (Q3 FY2023 - $3.7 MM).

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition, divestiture, and other costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023 (the "Form 10-Q") to be filed with the SEC.

Free cash flow is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The free cash flow reconciliation is presented within this news release and explained in the Form 10-Q to be filed with the SEC.

Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted gross margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted gross margin percentage is calculated as adjusted gross margin divided by net revenue. The adjusted gross margin and adjusted gross margin percentage reconciliation is presented within this news release and explained in the Form 10-Q to be filed with the SEC.

Contact:

Laura Nadeau

Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading North American cannabis and CPG company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Canopy Growth's CPG portfolio features gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high‑quality cannabis extracts and pioneer of clean vape technology.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

References to information included on, or accessible through, websites do not constitute incorporation by reference of the information contained at or available through such websites, and you should not consider such information to be part of this press release.

- 5

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. To the extent any forward-looking statements in this news release constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•
expectations regarding the Canopy USA THC platform, the anticipated timing of filing the Company’s definitive proxy statement and the anticipated timing, occurrence and outcome of the Company’s shareholder meeting to pass a special resolution authorizing, among other things, the creation of the Exchangeable Shares;
•
the Company’s ability to achieve positive Adjusted EBITDA across its business units exiting FY2024;
•
an investor’s ability to participate in the U.S. cannabis market through Canopy Growth’s unconsolidated investment in Canopy USA;
•
laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including cannabidiol (“CBD”)) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
•
expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•
our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•
the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis market through the creation of Canopy USA;
•
expectations regarding the Company’s ability to deconsolidate the financial results of Canopy USA from the financial results of Canopy Growth upon Canopy USA’s acquisition of Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC, , Lemurian, Inc., or the Fixed Shares (as defined below) of Acreage;
•
expectations regarding the potential success of, and the costs and benefits associated with certain changes to the initial structure of the Company’s interest in Canopy USA that were intended to facilitate the deconsolidation of the financial results of Canopy USA within Canopy Growth’s financial statements;
•
expectations related to the Company’s announcement of certain restructuring actions and the potential success of, and the costs and benefits associated with the comprehensive steps and actions being undertaken by the Company with respect to its Canadian operations (the “Canadian Transformative Plan”) including any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, operating expenses, employee turnover and other changes with respect thereto;
•
expectations to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;
•
the timing and outcome of the arrangement agreement we entered into with Acreage and Canopy USA on October 24, 2022, as amended (the “Floating Share Arrangement Agreement)”, the anticipated benefits of such arrangement (the “Floating Share Arrangement”), the anticipated timing of the acquisition of Acreage’s Class E subordinate voting shares (the “Fixed Shares”) and Class D subordinated voting shares by Canopy USA, the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the arrangement agreement we previously entered into with Acreage on April 18, 2019, as amended (the “Acreage Amended Agreement”), including receipt of all regulatory approvals, and the anticipated timing and occurrence of the Company’s exercise of the option to acquire the Fixed Shares and closing of such transaction;

- 6

•
the amended and restated plan of arrangement (the “Acreage Amended Arrangement”) dated September 23, 2020 with respect to the acquisition of the Fixed Shares and the Floating Share Arrangement, including the occurrence or waiver (at our discretion) of changes in U.S. federal law to permit the general cultivation, distribution, and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States, the anticipated timing and occurrence of the Company’s exercise of the option to acquire Fixed Shares and the satisfaction or waiver of the conditions to closing the acquisition of Acreage;
•
expectations regarding the option premium payment made by the Company in the amount of US$28.5 MM (the “Option Premium”) in connection with the Company’s acquisition of an option to acquire the outstanding principal, including all accrued and unpaid interest thereon, of Acreage’s debt from Acreage’s existing lenders, including the ability to, and timing of, the exercise of such option;
•
the potential conversion of common shares of the Company held by the CBI Group (as defined below) to Exchangeable Shares, including the termination of the Second Amended and Restated Investor Rights Agreement dated April 18, 2019 between certain wholly owned subsidiaries of Constellation Brands, Inc. ("CBI") and Canopy Growth;
•
expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;
•
expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•
the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•
our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•
our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;
•
the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•
our remediation plan and our ability to remediate the material weaknesses in our internal control over financial reporting;
•
our ability to continue as a going concern;
•
the anticipated benefits and impact of the investments in Canopy Growth by CBI and its affiliates (collectively, the “CBI Group”);
•
the pre-emptive rights and/or top-up rights held by the CBI Group;
•
expectations regarding the use of proceeds of equity financings;
•
the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
•
our ability to execute on our strategy and the anticipated benefits of such strategy;
•
the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•
the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;
•
the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including THC;
•
the future performance of our business and operations;
•
our competitive advantages and business strategies;
•
the competitive conditions of the industry;
•
the expected growth in the number of customers using our products;
•
our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•
expectations regarding revenues, expenses and anticipated cash needs;

- 7

•
expectations regarding cash flow, liquidity and sources of funding;
•
expectations regarding capital expenditures;
•
the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•
expectations with respect to our growing, production and supply chain capacities;
•
expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•
expectations with respect to future production costs;
•
expectations with respect to future sales and distribution channels and networks;
•
the expected methods to be used to distribute and sell our products;
•
our future product offerings;
•
the anticipated future gross margins of our operations;
•
accounting standards and estimates;
•
expectations regarding our distribution network;
•
expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements;
•
our ability to comply with the listing requirements of the Nasdaq Stock Market LLC and the Toronto Stock Exchange; and
•
expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including, without limitation: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. Financial outlooks, as with forward-looking statements generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our Adjusted EBITDA and selling, general and administrative ("SG&A") cost savings may differ materially from the values provided in this news release.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, risks related to our ability to remediate the material weaknesses in our internal control over financial reporting, or inability to otherwise maintain an effective system of internal control; the risk that our recent restatement could negatively affect investor confidence and raise reputation risks; our ability to continue as a going concern; our limited operating history; risks that we may be required to further write down intangible assets, including goodwill, due to impairment; the diversion of management time on issues related to Canopy USA; the ability of parties to certain transactions to receive, in a timely manner and

- 8

on satisfactory terms, the necessary regulatory, court and shareholder approvals; the risks the risks relating to the conditions in the Floating Share Arrangement and the Acreage Amended Agreement not being satisfied or waived; the risks related to Acreage’s financial statements expressing doubt about its ability to continue as a going concern; the risks related to the Company losing the Option Premium in the event that Acreage cannot satisfy its debt obligations as they become due; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); volatility in and/or degradation of general economic, market, industry or business conditions; risks relating to our current and future operations in emerging markets; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; risks and uncertainty regarding future product development; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; inflation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to inventory write downs; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks associated with jointly owned investments; our ability to manage disruptions in credit markets or changes to our credit ratings; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; risks associated with divestment and restructuring; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis and U.S. hemp products; the risks that the Canadian Transformative Plan will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; risks related to the protection and enforcement of our intellectual property rights; the risks related to the Exchangeable Shares having different rights from our common shares and there may never be a trading market for the Exchangeable Shares; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; risks relating to the long term macroeconomic effects of the COVID-19 pandemic and any future pandemic or epidemic; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023 and in Item 1A of Part II of the Form 10-Q for the fiscal quarter ended December 31, 2023 to be filed with the SEC. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Participants in the Solicitation

Canopy Growth and its directors and executive officers may be deemed participants in the solicitation of proxies from Shareholders with respect to the solicitation of votes to consider a special resolution authorizing an amendment to its articles of incorporation to, among other things, create the Exchangeable Shares. A description of the interests of our directors and executive officers in the Amendment Proposal is contained in Canopy Growth’s revised preliminary proxy statement filed with SEC on February 5, 2024 (the “Preliminary Proxy Statement”) and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com.Investors should read the Preliminary Proxy Statement and the Company’s definitive proxy statement when it becomes available because the Preliminary Proxy Statement contains (and the definitive proxy statement will contain) important information.

- 9

Schedule 1

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	December 31, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$142,745	$667,693
Short-term investments	43,436	105,526
Restricted short-term investments	7,275	11,765
Amounts receivable, net	63,924	68,459
Inventory	86,917	83,230
Assets of discontinued operations	29,401	116,291
Prepaid expenses and other assets	23,582	24,290
Total current assets	397,280	1,077,254
Other financial assets	392,324	568,292
Property, plant and equipment	340,479	471,271
Intangible assets	119,072	160,750
Goodwill	85,237	85,563
Noncurrent assets of discontinued operations	-	56,569
Other assets	25,359	19,996
Total assets	$1,359,751	$2,439,695

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,837	$31,835
Other accrued expenses and liabilities	49,775	53,743
Current portion of long-term debt and convertible debentures	91,336	556,890
Liabilities of discontinued operations	-	67,624
Other liabilities	54,397	93,750
Total current liabilities	221,345	803,842
Long-term debt	520,738	749,991
Noncurrent liabilities of discontinued operations	-	3,417
Other liabilities	73,005	122,423
Total liabilities	815,088	1,679,673
Commitments and contingencies
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued and outstanding - 82,931,963 shares and 51,730,555 shares, respectively[1]	8,219,747	7,938,571
Additional paid-in capital	2,578,519	2,506,485
Accumulated other comprehensive loss	(16,049)	(13,860)
Deficit	(10,237,693)	(9,672,761)
Total Canopy Growth Corporation shareholders' equity	544,524	758,435
Noncontrolling interests	139	1,587
Total shareholders' equity	544,663	760,022
Total liabilities and shareholders' equity	$1,359,751	$2,439,695

1 Prior year share amounts have been retrospectively adjusted to reflect the Share Consolidation (as defined in the Q3 FY2024 Form 10-Q), which became effective on December 15, 2023.

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended December 31,
	2023	2022
		(As Restated)
Revenue	$90,061	$96,986
Excise taxes	11,556	12,136
Net revenue	78,505	84,850
Cost of goods sold	50,279	79,622
Gross margin	28,226	5,228
Operating expenses
Selling, general and administrative expenses	54,436	89,604
Share-based compensation	3,693	6,055
Loss on asset impairment and restructuring	30,413	22,259
Total operating expenses	88,542	117,918
Operating loss from continuing operations	(60,316)	(112,690)
Other income (expense), net	(171,037)	(115,490)
Loss from continuing operations before income taxes	(231,353)	(228,180)
Income tax recovery (expense)	1,077	1,336
Net loss from continuing operations	(230,276)	(226,844)
Discontinued operations, net of income tax	13,479	(37,532)
Net loss	(216,797)	(264,376)
Net loss from continuing operations attributable to noncontrolling interests and redeemable noncontrolling interest	-	(542)
Discontinued operations attributable to noncontrolling interests and redeemable noncontrolling interest	-	(4,369)
Net loss attributable to Canopy Growth Corporation	$(216,797)	$(259,465)

Basic and diluted loss per share[1]
Continuing operations	$(2.78)	$(4.66)
Discontinued operations	0.16	(0.68)
Basic and diluted loss per share	$(2.62)	$(5.34)
Basic and diluted weighted average common shares outstanding[1]	82,919,190	48,611,260

1 Prior year share and per share amounts have been retrospectively adjusted to reflect the Share Consolidation, which became effective on December 15, 2023.

Schedule 3

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of Canadian dollars, unaudited)

	Nine months ended December 31,
	2023	2022
		(As Restated)
Cash flows from operating activities:
Net loss	$(583,458)	$(2,661,937)
Loss from discontinued operations, net of income tax	(194,451)	(169,492)
Net loss from continuing operations	(389,007)	(2,492,445)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	22,485	42,674
Amortization of intangible assets	19,396	18,058
Share-based compensation	10,127	20,893
(Gain) loss on asset impairment and restructuring	(816)	1,797,854
Income tax expense	13,762	10,633
Non-cash fair value adjustments and charges related to settlement of unsecured senior notes	188,452	325,742
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(14,460)	13,143
Inventory	(8,047)	(92)
Prepaid expenses and other assets	(843)	(2,665)
Accounts payable and accrued liabilities	891	(19,084)
Other, including non-cash foreign currency	(47,901)	(13,501)
Net cash used in operating activities - continuing operations	(205,961)	(298,790)
Net cash used in operating activities - discontinued operations	(53,930)	(119,019)
Net cash used in operating activities	(259,891)	(417,809)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(3,200)	(6,176)
Purchases of intangible assets	(716)	(1,265)
Proceeds on sale of property, plant and equipment	153,753	10,894
Redemption of short-term investments	68,294	415,322
Net cash (outflow) proceeds on sale of subsidiaries	(3,719)	12,432
Investment in other financial assets	(472)	(67,186)
Other investing activities	(9,234)	2,051
Net cash provided by investing activities - operating activities	204,706	366,072
Net cash used in investing activities - discontinued operations	(2,600)	(23,947)
Net cash provided by investing activities	202,106	342,125
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	33,795	856
Proceeds from exercise of stock options	-	270
Repayment of long-term debt	(480,080)	(117,951)
Other financing activities	(27,239)	(29,096)
Net cash used in financing activities	(473,524)	(145,921)
Effect of exchange rate changes on cash and cash equivalents	(2,953)	43,731
Net decrease in cash and cash equivalents	(534,262)	(177,874)
Cash and cash equivalents, beginning of period[1]	677,007	776,005
Cash and cash equivalents, end of period[2]	$142,745	$598,131

1 Includes cash of our discontinued operations of $9,314 and $13,610 for March 31, 2023 and 2022, respectively.

2 Includes cash of our discontinued operations of $nil and $13,261 for December 31, 2023 and 2022, respectively.

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
Net revenue	$78,505	$84,850

Gross margin, as reported	28,226	5,228
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	2,007
Adjusted gross margin[1]	$28,226	$7,235

Adjusted gross margin percentage[1]	36%	9%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars, unaudited)	2023	2022
Net loss from continuing operations	$(230,276)	$(226,844)
Income tax recovery	(1,077)	(1,336)
Other (income) expense, net	171,037	115,490
Share-based compensation	3,693	6,055
Acquisition, divestiture, and other costs	4,981	13,347
Depreciation and amortization[2]	12,240	19,308
Loss on asset impairment and restructuring	30,413	22,259
Restructuring costs recorded in cost of goods sold	-	2,007
Adjusted EBITDA[1]	$(8,989)	$(49,714)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months December 31,
(in thousands of Canadian dollars, unaudited)	2023	2022
Net cash used in operating activities - continuing operations	$(33,348)	$(77,055)
Purchases of and deposits on property, plant and equipment - continuing operations	(564)	(1,868)
Free cash flow[1] - continuing operations	$(33,912)	$(78,923)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin and Segmented Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended December 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
Canada cannabis segment
Net revenue	$39,028	$46,617
Gross margin, as reported	11,113	(5,281)
Gross margin percentage, as reported	28%	(11%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	1,689
Adjusted gross margin[1]	$11,113	$(3,592)
Adjusted gross margin percentage[1]	28%	(8%)

Rest-of-world cannabis segment
Revenue	$10,527	$5,846
Gross margin, as reported	4,192	(2,184)
Gross margin percentage, as reported	40%	(37%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	256
Adjusted gross margin[1]	$4,192	$(1,928)
Adjusted gross margin percentage[1]	40%	(33%)

Storz & Bickel segment
Revenue	$18,453	$20,214
Gross margin, as reported	9,449	9,186
Gross margin percentage, as reported	51%	45%

Adjusted gross margin[1]	$9,449	$9,186
Adjusted gross margin percentage[1]	51%	45%

This Works segment
Revenue	$8,165	$8,289
Gross margin, as reported	4,253	4,032
Gross margin percentage, as reported	52%	49%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	-	62
Adjusted gross margin[1]	$4,253	$4,094
Adjusted gross margin percentage[1]	52%	49%

Other
Revenue	$2,332	$3,884
Gross margin, as reported	(781)	(525)
Gross margin percentage, as reported	(33%)	(14%)

Adjusted gross margin[1]	$(781)	$(525)
Adjusted gross margin percentage[1]	(33%)	(14%)

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".